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                                                                     EXHIBIT 3.4


    Form of the Registrant's Class R Cumulative Preferred Stock Certificate.


[front of Certificate]

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY
              Incorporated under the laws of the state of Maryland

      RP-O
Class R Cumulative Preferred Stock         See reverse for certain definitions
This certificate is transferable in
Canton, MA or New York, NY
                                           CUSIP NUMBER 03748R846

                            -------------------------


                                              Countersigned and registered

                                              EquiServe N.A.
                                              Transfer Agent and Registrar


                                              Authorized Signature


This certifies that _________ is the owner of _______________ fully-paid and non-assessable shares of Class R Cumulative Preferred Stock (par value $.01 per share) of Apartment Investment and Management Company transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

      Witness the facsimile seal of the Corporation and the signatures of its duly authorized officers.


Dated:  July      , 2001                /s/ Paul McAuliffe
             -----                      ----------------------------------------
                                        Paul McAuliffe
                                        Executive Vice President

                                        /s/ Joel Bonder
                                        ----------------------------------------
                                        Joel Bonder
                                        Secretary




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[back of Certificate]

      APARTMENT INVESTMENT AND MANAGEMENT COMPANY

      This certificate and the shares represented thereby shall be held subject to all of the provisions of the Charter and the By-Laws of Apartment Investment and Management Company (the "Corporation"), a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Charter and By-Laws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

      The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent.

      The shares of Class R Cumulative Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class R Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter (including the Articles Supplementary setting forth the terms of the Class R Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class R Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter (including the Articles Supplementary setting forth the terms of the Class R Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated (i) the transfer of the shares of Class R Cumulative Preferred Stock represented hereby will be void in accordance with the Charter (including the Articles Supplementary setting forth the terms of the Class R Cumulative Preferred Stock) or (ii) the shares of Class R Cumulative Preferred Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.






      The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM  -  as tenants in common              UNIF GIFT MIN ACT -  Custodian
                                                                      (Cust)                  (Minor)
                                                    ----------- ------         --------------
      TEN ENT  -  as tenants by the entireties      Under Uniform Gifts to Minors
                                                       Act
      JT TEN     -  as joint tenants with right of                     (State)
                    survivorship and not as tenants
                    in common


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    Additional abbreviations may also be used though not in the above list.

For Value received                     hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)
          Shares of the Class R Cumulative Preferred Stock represented by the within Certificate and do hereby irrevocably constitute and appoint _______________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the promises.



Dated:                                     SIGNATURE


SIGNATURE(S) GUARANTEED
NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITH OUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.



By:


THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION,(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDAL LION PROGRAM PURSUANT TO SEC RULE 17Ad-15.


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